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                                                                    EXHIBIT 5.1


                        OPINION OF DAVIS POLK & WARDWELL


                                                     December 4, 2001



E*TRADE Group, Inc.
4500 Bohannon Drive
Menlo Park, CA 94025

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for E*TRADE Group, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement (the "Registration Statement") on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for registration of 1,407,499 shares of the Company's common stock (the "Shares") to be offered and sold from time to time as described in the prospectus included in the Registration Statement by the selling stockholders named therein. All of the Shares were previously issued in connection with the acquisition by the Company of E*TRADE Germany AG, a German corporation.

         We have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based upon the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

         We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the General Corporation Law of the State of Delaware and published opinions thereunder.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                            Very truly yours,

                                            /s/ Davis Polk & Wardwell
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